Exhibit 10.5(b)
June 9, 2009
Avant Asset Management Inc.
3200 South West Freeway
Suite 2240
Houston, Texas 77027
Attention: Mr. Brick Diemer

Re: Management Agreement Renewal
Dear Mr. Diemer:
We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2010 and all other provisions of the Management Agreement will remain unchanged.
•	CTA CAPITAL LLC

•	Citigroup Emerging CTA Portfolio L.P.

•	CMF Avant Master Fund L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro Jennifer Magro
Chief Financial Officer & Director

By:	/s/ Brick Diemer
Print Name: Brick Diemer
JM/sr